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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY



                                 $150,000,000

                         CHIPPAC INTERNATIONAL LIMITED

                  12 3/4% Senior Subordinated Notes Due 2009


                              PURCHASE AGREEMENT
                              ------------------

                                                            July 22, 1999


Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
c/o Credit Suisse First Boston Corporation
      Eleven Madison Avenue
          New York, N.Y.  10010


Ladies and Gentlemen:


     1. Introductory. ChipPAC International Limited, a British Virgin Islands corporation (the "Issuer"), which is a wholly owned subsidiary of ChipPAC Merger Corp. ("MergerCo"), a Delaware corporation which was formed and is wholly owned by affiliates of Bain Capital, Inc. and SXI Group LLC, an affiliate of Citicorp Venture Capital, proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Initial Purchasers") the respective principal amounts set forth in Schedule A hereto of U.S. $150,000,000 aggregate principal amount of its 12 3/4% Senior Subordinated Notes Due 2009 (the "Offered Securities"). The Offered Securities are to be issued pursuant to an indenture (the "Indenture") to be dated as of July 29, 1999 (the "Closing Date"), between the Issuer, MergerCo and Firstar Bank of Minnesota, N.A., as trustee (the "Trustee"). In connection with the consummation of the Recapitalization, as defined in the Offering Circular (as defined herein), (1) MergerCo will merge with and into ChipPAC, Inc., a California corporation ("ChipPAC"), with ChipPAC, Inc. as the surviving corporation in such merger, and (2) the Issuer will be merged with and into a wholly owned subsidiary of ChipPAC, Inc., which surviving corporation will be renamed ChipPAC International Company Limited (the "Surviving Issuer")(the mergers described in clauses (1) and (2) are collectively referred to herein as the "Merger"). MergerCo will guarantee the Offered Securities as of the issue date on an unconditional senior subordinated basis pursuant to the terms of the Indenture (the "Parent Guaranty"). As a result of the Merger and in connection with the Recapitalization, (1) all of the Issuer's obligations under the Offered Securities, the Indenture, the Registration Rights Agreement and the Escrow Agreement (as each term is defined herein) will, by operation of law, become obligations of ChipPAC International Company Limited, (2) all of MergerCo's obligations under the Parent Guaranty, the Offered Securities, the Indenture, the Registration Rights Agreement and the Escrow Agreement will, by operation of law, become obligations of ChipPAC, Inc., (3) ChipPAC, Inc. and ChipPAC International Company Limited will enter into a supplemental
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indenture relating to the Indenture (the "Supplemental Indenture"), and, in the
case of ChipPAC, Inc., the Parent Guaranty, which Supplemental Indenture will cause the obligations under the Indenture and the Parent Guaranty to be assumed by ChipPAC, Inc. and ChipPAC International Company Limited (4) each direct and indirect subsidiary of ChipPAC, Inc. (other than ChipPAC Assembly and Test (Shanghai) Company, Ltd. and Hyundai Electronics (Shanghai) Company Ltd. (to be renamed ChipPAC (Shanghai) Company Ltd. after the Recapitalization)) will enter into a Subsidiary Guaranty Agreement pursuant to which each will guarantee the Offered Securities on an unconditional basis (the "Subsidiary Guaranties" and, together with the Parent Guaranty, the "Guaranties") and (5) the Issuer will enter into a credit agreement (together with the related guaranties and security documents, the "Credit Agreement") among itself, the guarantors named therein, Credit Suisse First Boston, as administrative agent, and the lenders named therein.

     The Offered Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933 (the "Securities Act"), in reliance upon an exemption therefrom. Pursuant to the terms of the Offered Securities and the Indenture, the Initial Purchasers and investors that acquire Offered Securities may only resell or otherwise transfer such Offered Securities if such Offered Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including, without limitation, the exemption afforded by Rule 144A, Rule 144 or Regulation S of the rules and regulations under the Securities Act).

     Holders of the Offered Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date, among the Issuer, MergerCo and the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Issuer will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes of the Issuer, which are substantially identical to the Offered Securities (the "Exchange Securities") (except that the Exchange Securities will not contain terms with respect to transfer restrictions and interest rate increase) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act.

     This Agreement, the Indenture, the Offered Securities, the Exchange Securities, the Registration Rights Agreement and the Escrow Agreement are sometimes referred to in this Agreement collectively as the "Operative Documents". All material agreements and instruments relating to the Recapitalization (including, but not limited to, the Recapitalization Agreement (as defined in the Offering Document) and the Credit Agreement), are sometimes referred to in this Agreement collectively as the "Transaction Agreements". The Operative Documents and the Transactions Agreements are sometimes referred to in this Agreement collectively as the "Transaction Documents". The transactions that comprise the Recapitalization (including the Merger, the issuance and sale of the Offered Securities and the borrowings under the Credit Agreement) are sometimes collectively referred to in this Agreement as the

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"Transactions." References in this Agreement to the subsidiaries of ChipPAC shall include all direct and indirect subsidiaries of ChipPAC after consummation of the Merger and related Recapitalization.

     On the Closing Date, the Issuer will deposit with Firstar Bank of Minnesota, N.A. (the "Escrow Agent") the gross proceeds of the offering of the Offered Securities, together with certain other funds made available to the Issuer (the "Escrowed Funds"). Upon the satisfaction of certain conditions as set forth in an Escrow Agreement to be dated the Closing Date between the Issuer, MergerCo and the Escrow Agent (the "Escrow Agreement"), the Escrowed Funds will be released to ChipPAC International Company Limited, and such funds will be used to fund, in part, the Recapitalization.

     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Document (as defined below).

     The Issuer and MergerCo hereby agree with the Initial Purchasers as follows:

     2. Representations and Warranties of the Issuer and MergerCo. The Issuer and MergerCo, jointly and severally, represent and warrant to, and agree with, the Initial Purchasers that:

            (a) A preliminary offering circular dated June 30, 1999, a supplemental preliminary offering circular dated July 19, 1999 and an offering circular dated the date of this Agreement relating to the Offered Securities to be offered by the Initial Purchasers have been prepared by the Issuer. Such preliminary offering circular, together with such supplemental preliminary offering circular (collectively, the "Preliminary Offering Circular") and offering circular (the "Offering Circular") are hereinafter collectively referred to as the "Offering Document". Any references herein to the Offering Document shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Preliminary Offering Circular as of its date does not, and the Offering Circular as of its date and as of the Closing Date does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuer by any Initial Purchaser through Credit Suisse First Boston ("CSFB") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. No stop order preventing the use of the Offering Document, or any order asserting that any of the Transactions are subject to the registration requirements of the Securities Act, has been issued.

            (b) Each of the Issuer, MergerCo and ChipPAC has been duly incorporated and is an existing corporation in good

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     standing (to the extent such a concept exists in such jurisdiction) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each of the Issuer, MergerCo and ChipPAC is duly qualified to do business as a foreign corporation in good standing (to the extent such a concept exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to individually or in the aggregate (x) result in a material adverse effect on the properties, business, result of operations, financial condition or prospects of ChipPAC and its subsidiaries taken as a whole,
     (y) interfere with or adversely affect the issuance or marketability of the Offered Securities or (z) in any manner draw into question the validity of this Agreement, any other Transaction Document or any Transaction (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

            (c) Each subsidiary of ChipPAC has been duly incorporated and is an existing corporation in good standing (to the extent such a concept exists in such jurisdiction) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary is duly qualified to do business as a foreign corporation in good standing (to the extent such a concept exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued and outstanding capital stock of the Issuer, MergerCo, ChipPAC and of each subsidiary has been, and immediately following the Recapitalization will be, duly authorized and validly issued and fully paid and nonassessable; and except for pledges in favor of Credit Suisse First Boston, as collateral agent, under the Credit Agreement, the capital stock of ChipPAC and each subsidiary owned by ChipPAC, directly or through subsidiaries, will be owned free from liens, encumbrances and defects immediately following the Recapitalization.

            (d) The Indenture has been duly authorized by the Issuer and MergerCo, and will be duly authorized by each other Guarantor immediately following consummation of the Recapitalization, by all necessary corporate action; the Offered Securities have been duly authorized by the Issuer by all necessary corporate action; and when the Offered Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Issuer and MergerCo, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Issuer and will conform in all material respects to the description thereof contained in the Offering

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     Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Issuer and MergerCo and, upon consummation of the Recapitalization, each other Guarantor, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Exchange Securities have been duly and validly authorized for issuance by the Issuer and, when duly executed, authenticated, issued and delivered by the Issuer and each Guarantor in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of the Issuer and each Guarantor, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws for general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            (e) Except as disclosed or reflected in the fees and expenses set forth in the Offering Document, there are no contracts, agreements or understandings among the Issuer, MergerCo or ChipPAC or its subsidiaries and any person that would give rise to a valid claim against the Issuer, MergerCo or ChipPAC or its subsidiaries or any Initial Purchaser for a brokerage commission, finder's fee or other like payment in connection with the Transactions.

            (f) Subject to the express assumptions set forth in Section 2(s) below, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the Transactions as contemplated by (i) this Agreement and the Registration Rights Agreement, or (ii) any other Transaction Document, in each case, in connection with the consummation of the transactions contemplated therein, except as have already been obtained or as may be required (i) in connection with the registration of the Exchange Securities under the Securities Act, (ii) in connection with the qualification of the Indenture under the Trust Indenture Act (as defined in paragraph (s) below) pursuant to the Registration Rights Agreement, or (iii) pursuant to state securities or "Blue Sky" laws.

            (g) The execution, delivery and performance by each of the Issuer, MergerCo and ChipPAC and the subsidiaries of ChipPAC (to the extent a party thereto) of each of the Transaction Documents and compliance with the terms and provisions thereof and consummation of the Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer, MergerCo or ChipPAC or any of its

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     subsidiaries or any of their properties, or (ii) the Transaction Documents or any other agreement or instrument to which the Issuer, MergerCo or ChipPAC or any of its subsidiaries is a party or by which the Issuer, MergerCo or ChipPAC or any of its subsidiaries is bound or to which any of the properties of the Issuer, MergerCo or ChipPAC or its subsidiaries is subject, or (iii) the charter, by-laws or similar governing document of the Issuer, MergerCo or ChipPAC or any of its subsidiaries, except (A) in each case, that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations and (B) in the case of clauses (i) and (ii) for such breaches, violations or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Issuer has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, and each of the Issuer and MergerCo have full corporate power and authority, and ChipPAC has full corporate power, to execute, deliver and perform the Transaction Documents to which it is a party and to consummate the Recapitalization.

            (h) This Agreement has been duly authorized, executed and delivered by the Issuer and MergerCo. Each of the other Operative Documents has been, or as of the Closing Date will have been, duly authorized, executed and delivered by each of the Issuer and MergerCo, and immediately upon consummation of the Recapitalization will be duly authorized, executed and delivered by each of ChipPAC and its subsidiaries (to the extent a party thereto). Each of the Transaction Agreements have been or will be as of or on the Recapitalization Closing Date, duly authorized, executed and delivered by each of ChipPAC and its subsidiaries (to the extent a party thereto). Each Transaction Document conforms or will conform in all material respects to the descriptions thereof contained in the Offering Document and each Operative Document (other than this Agreement) is or will constitute valid and legally binding obligations of the Issuer and MergerCo (to the extent each is a party thereto) and each Transaction Agreement constitutes or will constitute valid and legally binding obligations of ChipPAC and each Guarantor, enforceable in accordance with its respective terms, except that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations and subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            (i) Except as disclosed in the Offering Document, ChipPAC and its subsidiaries have, or following consummation of the Recapitalization will have, good and marketable title to all real properties and all other properties and assets owned by them that are material to ChipPAC and its subsidiaries taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or proposed to be made thereof by them; and except as disclosed

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     in the Offering Document, ChipPAC and its subsidiaries hold any leased real or personal property that is material to ChipPAC and its subsidiaries taken as whole under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made thereof by them.

            (j) ChipPAC and its subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to ChipPAC or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (k) No labor strike, slowdown, stoppage or dispute with the employees of ChipPAC or any of its subsidiaries exists or, to the knowledge of the Issuer or MergerCo, is imminent, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. None of ChipPAC or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws of, or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except those violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (l) ChipPAC and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") used in the conduct of the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to ChipPAC or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of ChipPAC, the use of the intellectual property rights in connection with the business and operations of ChipPAC or any of its subsidiaries does not infringe on the rights of any person, except such infringements as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (m) Neither ChipPAC nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), (ii) owns or operates any real property contaminated

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     with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, in each case, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Issuer and MergerCo are not aware of any pending investigation which might lead to such a claim.

            (n) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Issuer, MergerCo or ChipPAC or any of its subsidiaries or any of their respective properties that, if determined adversely to the Issuer, MergerCo or ChipPAC or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer, MergerCo or ChipPAC or any of its subsidiaries to perform their respective obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities and the consummation of the other Transactions; and no such actions, suits or proceedings are, to Issuer's or MergerCo's knowledge, threatened or contemplated.

            (o) The financial statements included in the Offering Document present fairly the financial position of ChipPAC and its combined subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Offering Document present fairly the information required to be stated therein. The assumptions used in preparing the pro forma financial data included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. Except as otherwise disclosed in the Offering Document, such pro forma financial data comply as to form in all material respects with the requirements that would have been applicable to pro forma financial statements had this Offering Document been a prospectus included in a registration statement on Form S-1 filed with the Commission under the Securities Act.

            (p) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been (i) no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of ChipPAC and its subsidiaries taken as a whole, (ii) except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any

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     kind declared, paid or made by ChipPAC or any of its subsidiaries on any class of capital stock owned by any of them, (iii) none of ChipPAC or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to ChipPAC and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business, and (iv) none of ChipPAC or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to ChipPAC and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Document.

            (q) None of the Issuer or any Guarantor is, and following the Recapitalization none of them will be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and none of the Issuer or any Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document and the consummation of the other Transactions, none of them will be, an "investment company" as defined in the Investment Company Act.

            (r) The Offered Securities are eligible for resale to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act and no securities of the Issuer, MergerCo or ChipPAC or any of its subsidiaries are of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities, or are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

            (s) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4(a) below are true in all material respects, and assuming compliance in all material respects by the Initial Purchasers with their covenants in Section 4 below, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (t) None of the Issuer, MergerCo, ChipPAC, or any of their respective affiliates, or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has

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     offered or will offer or sell the Offered Securities (A) in the United
     States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuer, MergerCo, ChipPAC, their respective affiliates and each person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. None of the Issuer, MergerCo or ChipPAC or any of its subsidiaries has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

            (u) Each of ChipPAC and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

            (v) Each of ChipPAC and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice to protect ChipPAC and its subsidiaries and their respective businesses. None of ChipPAC or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

            (w) Except as disclosed in the Offering Document, no relationship, direct or indirect, exists between or among the Issuer, MergerCo, ChipPAC or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuer, MergerCo, ChipPAC or any of its subsidiaries on the other hand, which would be required by the Securities Act to be described in the Offering Document if the Offering Document were a prospectus included in a registration statement on Form S-1 filed with the Commission under the Securities Act.

            (x) The statements made in the Offering Circular under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations-Year 2000 Compliance" are true and correct in all material respects and accurately reflect ChipPAC's Year 2000 compliance readiness.

            (z) The statistical and market-related data included in the Offering Document are based on or derived from sources which the Issuer and ChipPAC believe to be reliable and accurate in all material respects.

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            (aa)  The Offering Document, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

            (bb) None of the Issuer, MergerCo or ChipPAC or any of its subsidiaries intends to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of each of the Issuer and ChipPAC and its subsidiaries exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured following the Recapitalization. The assets of each of the Issuer, MergerCo and ChipPAC and each of its subsidiaries do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Upon the issuance of the Offered Securities and the consummation of the Recapitalization, the present fair saleable value of the assets of the Issuer and the Guarantors will exceed the amount that will be required to be paid on or in respect of their existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. Upon the issuance of the Offered Securities and the consummation of the Recapitalization, the assets of the Issuer and the Guarantors will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of each such entity, taking into account the projected capital requirements and capital availability.

            (cc) None of the Issuer, MergerCo or ChipPAC or any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer, MergerCo, ChipPAC or any of its subsidiaries to facilitate the sale or resale of the Offered Securities or (B) since the date of the Preliminary Offering Circular (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Offered Securities or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of ChipPAC or any of its subsidiaries.

            (dd) None of the Issuer, MergerCo or ChipPAC or any of its subsidiaries has used or will use any form of general solicitation in connection with the offer and sale of any of the Offered Securities, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation.

            (ee) Each certificate signed by any officer of the Issuer or MergerCo and delivered to the Initial Purchasers or counsel for the Initial Purchasers dated as of the Closing Date and indicating that it is being delivered pursuant to this Section 2(ee) shall be deemed to be a representation and warranty by the Issuer or MergerCo, as applicable, to the Initial Purchasers as to the matters covered thereby.

            (ff) None of the Issuer, MergerCo or ChipPAC or any of its subsidiaries or, to the best knowledge of the Issuer, MergerCo and ChipPAC and its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer, MergerCo or ChipPAC or its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price of 97% of the principal amount thereof plus accrued interest from July 29, 1999 to the Closing Date (as hereinafter defined), the respective principal amounts of the Offered Securities set forth opposite the names of the Initial Purchasers in Schedule A hereto.

     The Issuer will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Initial Purchasers in Federal (same day) funds by wire transfer to an account previously designated by the Issuer to CSFB at a bank acceptable to CSFB at the office of Cravath, Swaine & Moore at 9:00 a.m. (New York time), on July 29, 1999, or at such other time not later than seven full business days thereafter as CSFB and the Issuer determine, such time being referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

     4.   Representations by Initial Purchasers; Resale by Initial Purchasers.

            (a) Each Initial Purchaser severally represents and warrants to the Issuer that it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            (b) Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act, or to non-U.S. persons outside the United States except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied in all material respects and will comply in all material respects with the offering restrictions requirements of Regulation S and Rule 144A.

            (c) Each Initial Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Initial Purchaser or affiliates of the other Initial Purchaser or with the prior written consent of the Issuer.

            (d) Each Initial Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (e) Each of the Initial Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and
     (iii) it
     has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     5. Certain Agreements of the Issuer and MergerCo. The Issuer and MergerCo agree with the several Initial Purchasers that:

            (a) The Issuer will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Upon receipt of such notice in written form, each Initial Purchaser agrees to suspend use of the Offering Document until the Issuer has amended or supplemented the Offering Document to correct such misstatement or omission or to effect compliance with this paragraph (a). Neither CSFB's consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6. The Issuer's and the Initial Purchasers' obligations under this paragraph (a) shall terminate on the earliest to occur of (i) expiration of the Exchange Offer (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, (ii) the effective date of a shelf registration statement with respect to the Offered Securities filed pursuant to the Registration Rights Agreement, (iii) the date upon which no Initial Purchaser nor any of their respective affiliates continues to hold Offered Securities acquired as part of their initial distribution, and (iv) the date upon which no Initial Purchaser nor any of their respective affiliates continues to hold Exchange Securities, if any.

            (b) The Issuer will furnish to the Initial Purchasers copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Initial Purchasers request, and the Issuer will furnish to CSFB on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Issuer, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Issuer is not subject to
     Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished to each Initial Purchaser and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

          (c) The Issuer will advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Offered Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Issuer shall use its best efforts to prevent the issuance of any stop order suspending the qualification or exemption of any of the Offered Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Offered Securities under any state securities or Blue Sky laws, the Issuer shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (d) The Issuer and MergerCo will cooperate with the Initial Purchasers and their counsel in connection with the registration and qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as CSFB designates and do all things necessary to continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers, provided that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

          (e) During the period of five years hereafter, the Issuer and MergerCo (and, after the Merger, ChipPAC) will furnish to each Initial Purchaser, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Issuer and MergerCo will furnish to each Initial Purchaser as soon as available, a copy of each report and any definitive proxy statement of the Issuer, MergerCo and ChipPAC and any of its subsidiaries filed with the Commission under the Exchange Act or mailed to holders of Offered Securities or any securities of the Issuer, MergerCo or ChipPAC or and any of its subsidiaries which have been registered under Section 12 of the Exchange Act. The obligations of the Issuer under this paragraph (ee) shall cease if and when the Issuer or MergerCo becomes subject to the reporting requirements of the Exchange Act.

          (f) During the period of two years after the Closing Date, the Issuer will, upon request, furnish to the Initial

     Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (g) During the period of two years after the Closing Date, none of the Issuer or the Guarantors will permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them unless such securities are not and will not be Restricted Securities as defined in the Registration Rights Agreement.

          (h) During the period of two years after the Closing Date, none of the Issuer or the Guarantors will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (i) The Issuer will pay all expenses incidental to the performance of the Issuer's, MergerCo's and ChipPAC's and its subsidiaries' obligations under this Agreement, the Indenture, the Registration Rights Agreement and the other Transaction Documents, including (i) the fees and expenses of counsel and accountant for the Issuer, the Guarantors and of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation of this Agreement, the Registration Rights Agreement, the Offered Securities, the Exchange Securities, the Indenture and any supplemental indenture, and the preparation and printing of the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities; (v) for any expenses (including reasonable fees and disbursements of counsel to the Initial Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) for expenses incurred in printing and distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to or at the direction of the Initial Purchasers. The Issuer will also reimburse the Initial Purchasers (to the extent incurred by them) for all reasonable travel expenses of ChipPAC's officers and employees and any other expenses of ChipPAC in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Initial Purchasers; it being understood that the only fees and expenses of counsel to the Initial Purchasers to be paid by the Issuer shall be pursuant to the foregoing clause (v).

          (j) In connection with the offering, until CSFB shall have notified the Issuer and the other Initial Purchaser of the completion of the resale of the Offered Securities, neither the Issuer nor any Guarantor nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Issuer nor any Guarantor nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (k) For a period of 90 days after the date of the initial offering of the Offered Securities by the Initial Purchasers, none of the Issuer, MergerCo or ChipPAC or any of its subsidiaries, will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar denominated debt securities issued or guaranteed by any of the Issuer, MergerCo or ChipPAC or any of its subsidiaries, and having a maturity of more than three years from the date of issue. None of the Issuer, MergerCo or ChipPAC or any of its subsidiaries will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by
     Section 4(2) of the Securities Act, the safe harbor of Regulation S thereunder or the resale exemption under Rule 144A thereunder to cease to be applicable to the offer and sale of the Offered Securities.

          (l) The Issuer will use the proceeds from the sale of the Offered Securities in the manner described in the Offering Document under the caption "Sources and Uses of Funds."

          (m) None of the Issuer, MergerCo or ChipPAC or any of its subsidiaries will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers of the Offered Securities or to take any other action that would result in the resale of the Offered Securities not being exempt from registration under the Securities Act.

          (n) None of the Issuer, MergerCo or ChipPAC or any of its subsidiaries, will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the resale of the Offered Securities. Except as permitted by the Securities Act, the Issuer will not distribute any (i) preliminary offering memorandum or offering memorandum, including without limitation, the Offering Document or (ii) other offering material in connection with the offering and sale of the Offered Securities.

          (o) On the Recapitalization Closing Date, the Initial Purchasers shall receive one or more counterparts of the Purchase Agreement which shall have been executed and delivered by duly authorized officers of each of ChipPAC International Company Limited, ChipPAC and the Guarantors.

          (p) On the Recapitalization Closing Date, the Issuer and MergerCo shall cause the Initial Purchasers to receive an opinion, dated the Recapitalization Closing Date, from Kirkland & Ellis, counsel for ChipPAC, Inc. upon consummation of the Recapitalization, substantially in the form of Exhibit A-2.

          (q) On the Recapitalization Closing Date, the Issuer and MergerCo shall cause the Initial Purchasers to receive an opinion, dated the Recapitalization Closing Date, from HWR Services Limited, counsel for the Surviving Issuer upon consummation of the Recapitalization, substantially in the form of Exhibit B-2.

          (r) On the Recapitalization Closing Date, the Issuer and MergerCo shall cause the Initial Purchaser to receive opinions, each dated the Recapitalization Closing Date, of counsel for each of the subsidiaries of ChipPAC, Inc. listed on Annex B of this Agreement, each substantially in the form of Exhibit C, with the exception that counsel for ChipPAC Assembly and Test (Shanghai) Company, Ltd. and Hyundai Electronics (Shanghai) Company Ltd. (to be renamed ChipPAC (Shanghai) Company Ltd. after the Recapitalization)) need not opine as to paragraph (iv) of Exhibit C.

          (s) On the Recapitalization Closing Date, the Issuer and MergerCo shall cause the Initial Purchasers to receive a copy of the opinions delivered in connection with the consummation of the Credit Agreement, which opinions shall expressly state that the Initial Purchasers are justified in relying upon the opinions therein.


     6. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer and MergerCo (and, after the Merger, ChipPAC) herein, to the accuracy of the statements of officers of the Issuer, MergerCo and ChipPAC made pursuant to the provisions hereof, to the performance by the Issuer and MergerCo of their respective obligations hereunder and to the following additional conditions precedent:

          (a) The Initial Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

               (i) in their opinion the financial statements and schedules examined by them and included in the Offering

          Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements and certain specified financial information included in the Offering Document;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of ChipPAC, and of all subsidiaries of ChipPAC for which such interim financial statements are provided, inquiries of officials of ChipPAC and of such subsidiaries who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) with respect to the unaudited financial statements included in the Offering Document, that any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                    (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Issuer, MergerCo or ChipPAC and its combined subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in Offering Document; or

                    (C) for the period from the closing date of the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Document, in revenues, operating income or net income or in the ratio of earnings to fixed charges;

               except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

               (iv) they have performed the procedures specified therein on the pro forma financial statements included in the Offering Document;

               (v) on the basis of the review referred to in clause (iv) above, nothing came to their attention that caused them to believe that the pro forma financial statements included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

               (vi) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of ChipPAC and its subsidiaries subject to the internal controls of ChipPAC's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' reasonable judgment, makes it inadvisable or impracticable to proceed with the delivery of the Offered Securities as contemplated hereby, or (ii) (A) in the reasonable judgment of the Initial Purchasers, any material adverse change in the condition (financial or other), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the ChipPAC or its subsidiaries, taken as a whole, other than set forth in the Offering Document; (B) (i) any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review for a possible change that does not indicate the direction of possible change in, any rating of the Issuer including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuer by any such rating organization, and (iii) any notice by any such rating organization that it has assigned (or is considering assigning) a lower rating to the Offered Securities than that on which the Offered Securities were marketed; (C) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market, or any establishment of minimum or maximum prices for trading, or any requirement of maximum ranges for prices for securities, on such exchange or the Nasdaq National Market, or by such exchange or other regulatory body or governmental authority having jurisdiction (other than limitations on price fluctuations or minimums or maximums in effect as of the date of this Agreement); (D) any banking moratorium declared by federal or state authorities, or any moratorium declared in foreign exchange trading by major international banks or persons; or (E) any outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with this offering or delivery of the Offered Securities on the terms and in the manner contemplated in the Offering Document.

          (c) Concurrently with the issuance and sale of the Offered Securities by the Issuer, the Transactions shall be consummated on terms that conform in all material respects to the description thereof in the Offering Document and the Transaction Documents; provided, however, that in order to
                                             --------  -------
     satisfy certain requirements of Korean law, the Recapitalization may be consummated after the issuance and sale of the Offered Securities; and the Initial Purchasers shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to the Initial Purchasers of the consummation thereof.

          (d) There shall exist at and as of the Closing Date and the date of the consummation of the Recapitalization (after giving effect to the transactions contemplated by this Agreement and the Transactions) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under any Transaction Agreement.

          (e) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, counsel for MergerCo, substantially in the form of Exhibit A-1.

          (f) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Harney Westwood Riegels, counsel for the Issuer, substantially in the form of Exhibit B-1.

          (g) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the several

     Initial Purchasers and the resales by the several Initial Purchasers as contemplated hereby and other related matters as CSFB may require, and the Issuer and ChipPAC shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters with reference to same in the Offering Circular.

          (h) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of ChipPAC in which such officers shall state that the representations and warranties of the Issuer and ChipPAC in this Agreement are true and correct, that the Issuer and ChipPAC have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of ChipPAC and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

          (i) The Initial Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (j) The Issuer, MergerCo and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

          (k) The Issuer and MergerCo shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

          (l) The Issuer shall have entered into the Escrow Agreement and deposited the amounts required in the Escrow Agreement into an escrow account, pursuant to the terms of the Escrow Agreement.

          (m) The Offered Securities shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market.

          (n) On or prior to the Closing Date, the Issuer shall have provided to each of the Initial Purchasers and counsel to the Initial Purchasers copies of all Transaction Documents executed and delivered on or prior to such date (and drafts of Transaction Agreements to be executed on the Recapitalization Closing Date, if later) to the parties relating to the Transactions (including but not limited to legal opinions relating thereto).

          (o) The Initial Purchasers shall have been furnished with a copy of the opinions delivered on behalf of the Issuer and MergerCo, which opinions shall expressly state that the Initial Purchasers are justified in relying upon the opinions therein.


     The Issuer will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

     7. Indemnification and Contribution. (a) Each of the Issuer and the Guarantors will jointly and severally indemnify and hold harmless each Initial Purchaser, its partners, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Issuer's or any Guarantor's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided,
                                                                  --------
however, (i) that the Issuer and the Guarantors will not be liable in any such
-------
case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Initial Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below and (ii) that the Issuer and the Guarantors shall not be liable to any such Initial Purchaser with respect to any untrue statement or alleged untrue statement or omission or alleged omission in the Preliminary Offering Circular to the extent that any such loss, liability, claim, damage or expense of such Initial Purchaser results from the fact that such Initial Purchaser sold Offered Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Circular as then amended or supplemented if the Issuer had previously furnished copies thereof to such Initial Purchaser and the loss, liability, claim, damage or expense of such Initial Purchaser results from an untrue statement or omission of a material fact contained in the Preliminary Offering Circular which was corrected in the Offering Circular.

          (b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Issuer and each Guarantor and their respective directors and officers and each person, if any, who controls the Issuer and each Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer and each Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through CSFB specifically for use therein, and will reimburse the Issuer and each Guarantor for any legal or other expenses reasonably incurred by the Issuer or such Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Document furnished on behalf of each Initial Purchaser: under the caption "Plan of Distribution", the first, third, fifth, eighth and tenth paragraphs and the second sentence of the seventh paragraph; provided, however, that the Initial Purchasers shall not be liable
           --------  -------
for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or
(b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to and an admission of fault, culpability or failure to act by or on behalf of any indemnified party. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, provided that such consent was not unreasonably withheld, and that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchasers from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or a Guarantor or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Issuer and the Guarantors under this Section shall be in addition to any liability which the Issuer and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer or any Guarantor within the meaning of the Securities Act or the Exchange Act.

     8. Default of Initial Purchasers. If either of the Initial Purchasers defaults in its obligation to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Initial Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFB may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including the other Initial Purchaser, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchaser shall be obligated to purchase the Offered Securities that such defaulting Initial Purchaser agreed but failed to purchase. If one Initial Purchaser so defaults and the aggregate principal amount of Offered Securities with respect to which such default occurs exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFB and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Initial Purchaser or the Issuer, except as provided in Section 9. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an

Initial Purchaser under this Section. Nothing herein will relieve the defaulting Initial Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, MergerCo and the Guarantors or any of their officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Issuer, any Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Sections 8 or 10, or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Issuer and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Issuer and the Guarantors and the Initial Purchasers pursuant to Section 7 shall remain in effect; if any Offered Securities have been purchased hereunder, the Issuer and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Issuer and the Guarantors and the Initial Purchasers pursuant to Section 7 shall remain in effect, and the representations and warranties in Section 2 and all other obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to
Section 8 or the occurrence of any event specified in Section 6(b)(ii) (whether pursuant to Section 10 or otherwise), the Issuer and the Guarantors will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Termination. The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuer from the Initial Purchasers, without liability (other than with respect to Section 7) on the Initial Purchasers' part to the Issuer if, on or prior to such date, upon the occurrence of any of the events set forth in Section 6(b).

     11. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers will be mailed, delivered or telegraphed and confirmed to the Initial Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10019 Attention: Transactions Advisory Group, or, if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it at ChipPAC, Inc., 3151 Coronado Drive, Santa Clara, California 95054 Attention: Chief Financial Officer, with a copy to Kirkland & Ellis, 300 South Grand Avenue, Suite 3000, Los Angeles, California, 90071 Attention: Eva Herbst Davis, Esq.; provided, however, that any notice to an Initial Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.

     13. Representation of Initial Purchasers. You will act for the several Initial Purchasers in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you jointly or by CSFB on behalf of the Initial Purchasers will be binding upon all the Initial Purchasers.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery by telecopy or facsimile transmission of an executed counterpart of this Agreement shall be considered due and sufficient delivery.

     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     THE ISSUER, MERGERCO AND EACH GUARANTOR HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer, MergerCo and each Guarantor and the Initial Purchasers in accordance with its terms.

                       Very truly yours,

                       CHIPPAC INTERNATIONAL LIMITED


                       by: /s/ Tony Lin
                           --------------------------
                            Name:  Tony Lin
                            Title: Chief Financial Officer


                       CHIPPAC MERGER CORP.

                       by: /s/ Paul C. Schorr IV
                           ---------------------------
                            Name:  Paul C. Schorr IV
                            Title:



    The foregoing Purchase Agreement
    is hereby confirmed and accepted
    as of the date first above written.


Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation


By:  Credit Suisse First Boston
     Corporation

     /s/ David M. Wah
     ___________________________________
     Name:  David M. Wah
     Title: Director


By:  Donaldson, Lufkin & Jenrette
     Securities Corporation

     /s/ Edward Biggins
     ___________________________________
     Name:  Edward Biggins
     Title: Vice President

     The foregoing Agreement is executed in counterpart by the following
Guarantors:

                      CHIPPAC (BARBADOS) LTD.

                      by: /s/ P.J. Kim
                          -------------------------
                          Name:  P.J. Kim
                          Title: Secretary


                      CHIPPAC LIMITED

                      by: /s/ P.J. Kim
                          -------------------------
                          Name:  P.J. Kim
                          Title: Secretary


                      CHIPPAC KOREA COMPANY LTD.

                      by: /s/ P.J. Kim
                          -------------------------
                          Name:  P.J. Kim
                          Title: Secretary


                      CHIPPAC LUXEMBOURG S.A.R.L.

                      by: /s/ P.J. Kim
                          -------------------------
                          Name:  P.J. Kim
                          Title: Secretary


                      CHIPPAC LIQUIDITY MANAGEMENT HUNGARY LIMITED
                       LIABILITY COMPANY

                      by: /s/ P.J. Kim
                          -------------------------
                          Name:  P.J. Kim
                          Title: Secretary

                                   SCHEDULE A


                                                       Principal Amount
           Initial Purchasers                                 of
           ------------------                               Offered
                                                          Securities
                                                       ----------------
Credit Suisse First Boston Corporation................    $120,000,000


Donaldson, Lufkin & Jenrette Securities
 Corporation..........................................    $ 30,000,000
                                                          ------------
               Total..................................    $150,000,000
                                                          ============

                                   SCHEDULE B


Jurisdiction                        Counsel
------------                        -------
Barbados                            Chancery Chamber
British Virgin Islands              HWR Services Limited
China                               Lovell White Durrant
Korea                               Kim Shin & Yu
Hungary                             PricewaterhouseCoopers
Luxembourg                          PricewaterhouseCoopers

                                  Exhibit A-1

          (i) MergerCo is duly incorporated and is existing as a corporation in good standing under the Delaware General Corporation Laws and has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Circular.

          (ii) The Purchase Agreement has been duly authorized and executed by MergerCo.

          (iii) Each of the Registration Rights Agreement and the Escrow Agreement has been duly authorized, executed and delivered by MergerCo, and, assuming the due authorization, execution and delivery of such agreements by the Issuer, constitutes a valid and legally binding obligation of the Issuer and MergerCo, enforceable against the Issuer and MergerCo in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (iv) The Indenture has been duly authorized, executed and delivered by MergerCo, and, assuming (i) the due authorization, execution and delivery of the Indenture by the Issuer under the laws of the British Virgin Islands and (ii) the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes a valid and legally binding obligation of the Issuer and MergerCo, enforceable against the Issuer and MergerCo in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (v) The execution and delivery by MergerCo of, and performance by MergerCo of its obligations under, the Indenture, the Purchase Agreement and the Escrow Agreement and the issuance and sale of the Offered Securities will not (i) violate the certificate of incorporation or bylaws of MergerCo, (ii) conflict with or constitute a breach of, or a default under, any agreement listed on a certificate of an officer of MergerCo as being the material agreements of MergerCo and its subsidiaries, (iii) to our knowledge, breach or otherwise violate any provision in any court or administrative order, writ, judgment or decree that names MergerCo and is specifically directed to any of its property or (iv) constitute a violation by MergerCo of any applicable provision of Federal, California or New York State law, statute or regulation (except that for purposes of this paragraph, we express no opinion with respect to federal or state securities laws or other anti-fraud laws and no opinion as to whether performance of the indemnification or contribution provisions in the Purchase Agreement will be enforceable.)

          (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of the United States or the State of New York is required for the issuance and sale by the Issuer of the Offered Securities to the Initial Purchasers and the issuance of the Guarantees by the Guarantors or the consummation by the Issuer and MergerCo of the other transactions contemplated by the Purchase Agreement and the Indenture, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under foreign securities laws and U.S. "Blue Sky" laws.

          (vii) To our knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against, MergerCo or the Issuer that (i) has caused us to conclude that such action, suit, proceeding or investigation is required to be described in the Offering Document but is not so described or (ii) would be reasonably likely to adversely affect the consummation of any of the transactions contemplated by the Purchase Agreement or the Indenture.

          (viii) The Offering Circular, as of its date, and each amendment or supplement thereto, as of its date (except for the financial statements and related notes, the financial statement schedules and other financial and statistical data included therein or omitted therefrom, as to which no opinion need be expressed), contains the type of information specified in and required by Rule 144A(d)(4) under the Securities Act.

          (ix) When the Offered Securities are issued and delivered pursuant to the Purchase Agreement, no Offered Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Issuer that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (x) Neither the Issuer nor MergerCo is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act; and neither the Issuer nor MergerCo, after giving effect to the sale of the Offered Securities in the Offering Document, will be, an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

          (xi) To our knowledge, no stop order preventing the use of the Offering Document, or any order asserting that the issuance of the Offered Securities and the Guarantees are subject to the registration rights requirements of the Securities Act, has been issued.

          (xii) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities to the several Initial Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Initial Purchasers in the manner contemplated in the Offering Circular to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

          (xiii) The Offered Securities, the Registration Rights Agreement, the Guarantee, the Escrow Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Circular; the description in the Offering Circular under the heading "Description of Other Financing Arrangements-Senior Credit Facilities" is correct and complete in all material respects; and the description in the Offering Circular of United States federal income tax matters under the heading "Certain Income Tax Considerations" insofar as such statements purport to describe certain United States federal income tax consequences of the purchase, ownership and disposition of the Offered Securities under current law, provide a fair summary of such consequences.

          (xiv) Assuming that the Offered Securities have been duly authorized by the Issuer, when executed and issued by the Issuer and authenticated by the Trustee in accordance with the terms of the Indenture, and delivered and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Offered Securities will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (xv) The Parent Guaranty has been duly authorized by MergerCo, and assuming due authorization, execution and delivery of the Indenture by the Trustee, the Parent Guaranty will constitute a valid and legally binding obligation of MergerCo, enforceable against MergerCo in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (xvi) Assuming due authorization of the Exchange Securities by the Surviving Issuer, when, as and if (i) the Exchange Offer Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act, (iii) the Offered Securities shall have been validly tendered to the Issuer, (iv) the Exchange Securities shall have been duly executed, authenticated and issued in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Offered Securities, (v) the board of directors and the appropriate officers of the Surviving Issuer have taken all necessary action to fix and approve the terms of the Exchange Securities (vi) the board of directors and appropriate officers of each Guarantor have taken all necessary action to approve the Guaranties of the Exchange Securities and (vii) any legally required consents, approvals,

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

     authorizations or other order of the Commission or any other regulatory authorities have been obtained, the Exchange Securities when issued pursuant to the Exchange Offer Registration Statement will constitute valid and binding obligations of the Surviving Issuer and the Guarantors, as applicable, in each case enforceable against the Surviving Issuer and the Guarantors, as applicable, in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (xvii) Such counsel shall also state that the purpose of such counsel's professional engagement was not to establish factual matters, and preparation of the Offering Circular involved many determinations of a wholly or partially nonlegal character. Such counsel need make no representation that it has independently verified the accuracy, completeness or fairness of the Offering Circular or that the actions taken in connection with the preparation of the Offering Circular (including the actions described below) were sufficient to cause the Offering Circular to be accurate, complete or fair. Such counsel need not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the Offering Circular except to the extent otherwise explicitly indicated in numbered paragraph (xiv) above. Such counsel shall however confirm that it has participated in discussions with representatives of the Issuer, MergerCo and ChipPAC, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the independent accountants for the Issuer and MergerCo during which disclosures in the Offering Circular and related matters were discussed. Based upon such counsel's participation in the conferences identified above, such counsel's understanding of applicable law and the experience such counsel has gained in such counsel's practice thereunder and relying to a large extent upon the opinions and statements of officers of the Issuer and MergerCo, such counsel can, however, advise the Initial Purchasers that nothing has come to such counsel's attention that has caused such counsel to conclude that the Offering Circular at the date it bears or on the date of this letter contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  Exhibit A-2

          (i) ChipPAC (a) is duly incorporated and is existing as a corporation in good standing under the laws of the State of California, (b) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Circular and to own, lease and operate its properties and (c) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction set forth opposite its name on a schedule to this opinion (which jurisdictions have been certified by an officer of ChipPAC as being the material jurisdictions in which ChipPAC conducts business).

          (ii) The Purchase Agreement has been duly authorized and executed by ChipPAC.

          (iii) The Supplemental Indenture has been duly authorized, executed and delivered by ChipPAC and, assuming due authorization, execution and delivery by the Surviving Issuer and the Trustee, the Supplemental Indenture constitutes a valid and legally binding obligation of the Surviving Issuer and ChipPAC, enforceable against the Surviving Issuer and ChipPAC in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (iv) The execution and delivery by ChipPAC of, and performance by ChipPAC of its obligations under the Purchase Agreement and the Supplemental Indenture will not (i) violate the certificate of incorporation or bylaws of ChipPAC, (ii) conflict with or constitute a breach of, or a default under, any agreement listed on a certificate of an officer of ChipPAC as being the material agreements of ChipPAC and its subsidiaries, (iii) to our knowledge, breach or otherwise violate any provision in any court or administrative order, writ, judgment or decree that names ChipPAC and is specifically directed to any of its property or
     (iv) constitute a violation by ChipPAC of any applicable provision of Federal, California or New York State law, statute or regulation (except that for purposes of this paragraph, we express no opinion with respect to federal or state securities laws or other anti-fraud laws and no opinion as to whether performance of the indemnification or contribution provisions in the Purchase Agreement will be enforceable.)

          (vi) Other than those already obtained, no consent, approval, authorization or order of, or filing with, any governmental agency or body or court of the United States is required in connection with the consummation of the transactions contemplated by the Transaction Documents by ChipPAC, except for such consents, approvals, authorizations, orders or filings the failure of which to obtain or make would not result in a Material Adverse Effect.

          (vii) To our knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against, ChipPAC or any of its subsidiaries that (i) has caused us to conclude that such action, suit, proceeding or investigation is required to be described in the Offering Document but is not so described or (ii) would be reasonably likely to adversely affect the consummation of the Recapitalization.

          (viii) The Credit Agreement and the Transaction Agreements conform in all material respects to the descriptions thereof contained in the Offering Document.

          (ix) The Parent Guaranty has been duly authorized by ChipPAC, and assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee, the Parent Guaranty will constitute a valid and legally binding obligation of ChipPAC, enforceable against ChipPAC in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (x) Assuming due authorization, execution and delivery of the Subsidiary Guaranty Agreement by each of the Subsidiary Guarantors, ChipPAC and the Surviving Issuer, the Subsidiary Guaranty Agreement constitutes valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought via proceeding at law or in equity).

                                  Exhibit B-1

          (i) The Issuer is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Document.

          (ii) The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and each of the other Operating Documents to which it is a party and to consummate the transactions contemplated thereby, including, without limitation, to the extent applicable, the corporate power and authority to issue, sell and deliver the Offered Securities as provided in the Purchase Agreement.

          (iii) The Purchase Agreement has been duly and validly authorized and executed by the Issuer.

          (iv) Each of the Registration Rights Agreement and the Escrow Agreement has been duly authorized, executed and delivered by the Issuer.

          (v) The Indenture and the Offered Securities have been duly authorized by the Issuer by all necessary corporate action.

          (vi) The execution and delivery by the Issuer of, and performance by the Issuer of its obligations under, the Indenture, the Supplemental Indenture, the Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement, and compliance by the Issuer with all of the respective provisions thereof, and the issuance and sale of the Offered Securities will not (i) violate the certificate of incorporation or bylaws of the Issuer, (ii) conflict with or constitute a breach of, or a default under, any agreement listed on a certificate of an officer of the Issuer as being the material agreements of the Issuer and its subsidiaries, (iii) to our knowledge, breach or otherwise violate any provision in any court or administrative order, writ, judgment or decree that names the Issuer and is specifically directed to any of its property or (iii) constitute a violation by the Issuer of any applicable provision of British Virgin Islands law, statute or regulation.

          (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of the British Virgin Islands required for the issuance and sale by the Issuer of the Offered Securities to the Initial Purchasers and the issuance of the Guarantees by the Guarantors or the consummation by the Issuer of the other transactions contemplated by the Purchase Agreement and the Indenture, except such as have been obtained.

          (viii) To our knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against, the Issuer that (i) has caused us to conclude that such action, suit, proceeding or investigation is required to be described in the Offering Document but is not so described or (ii) would be reasonably likely to adversely affect the consummation of any of the transactions contemplated by the Purchase Agreement or the Indenture.

          (ix) The Exchange Securities have been duly and validly authorized for issuance by the Issuer.

                                  Exhibit B-2

          (i) The Surviving Issuer is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Document and to own, lease and operate its properties.

          (ii) The Surviving Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby, including without limitation, to the extent applicable, the corporate power and authority to issue, sell and deliver the Offered Securities as provided in the Purchase Agreement.

          (iii) Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Surviving Issuer and, to the extent governed by British Virgin Island law, constitutes a valid and legally binding obligation of the Surviving Issuer, enforceable against the Surviving Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (iv) The Supplemental Indenture has been duly authorized, executed and delivered by the Surviving Issuer by all necessary corporate action.

          (v) The execution and delivery by the Surviving Issuer of, and performance by the Surviving Issuer of its obligations under each of the Transaction Documents to which it is a party, and compliance by the Surviving Issuer with all of the respective provisions thereof, and the issuance and sale of the Offered Securities will not (i) violate the certificate of incorporation or bylaws of the Surviving Issuer, (ii) conflict with or constitute a breach of, or a default under, any agreement listed on a certificate of an officer of MergerCo as being the material agreements of MergerCo and its subsidiaries, (iii) to our knowledge, breach or otherwise violate any provision in any court or administrative order, writ, judgment or decree that names the Surviving Issuer and is specifically directed to any of its property or (iii) constitute a violation by the Surviving Issuer of any applicable provision of British Virgin Islands law, statute or regulation.

          (vi) Other than those already obtained, no consent, approval, authorization or order of, or filing with, any governmental agency or body or court of the British Virgin Islands is required in connection with the consummation of the Transaction Documents by the Surviving Issuer, except for such consents, approvals, authorizations, orders or filings the failure of which to obtain or make would not result in a Material Adverse Effect.

          (vii) To our knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against, the Surviving Issuer that (i) has caused us to conclude that such action, suit, proceeding or investigation is required to be described in the Offering Document but is not so described or (ii) would be reasonably likely to adversely affect the consummation of the Recapitalization.

          (viii) The choice of New York law to govern the Operative Documents constitutes a valid choice of law insofar as the law of the British Virgin Islands is concerned. The submission by the British Virgin Islands Guarantor to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York (a "New York Court") is a valid submission insofar as the law of the British Virgin Islands is concerned.

          (ix) Neither the British Virgin Islands Guarantor nor any of its property have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the British Virgin Islands.

          (x) In a suit on the merits brought before a the British Virgin Islands court, a British Virgin Islands court will respect and enforce the agreement of the parties as to judgment currency.

                                   Exhibit C

          (i) [Insert Name] (a) is duly incorporated and is validly existing as a corporation in good standing under the laws of [Insert Jurisdiction] and (b) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Document and to own, lease and operate its properties.

          (ii) [Insert Name] has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

          (iii) Each of the Transaction Documents to which it is a party, has been duly authorized, executed and delivered by [Insert Name] and, to the extent governed by the laws of [Insert Jurisdiction], constitutes a valid and legally binding obligation of [Insert Name], enforceable against [Insert Name] in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (iv) The Subsidiary Guaranty Agreement has been duly authorized, executed and delivered by [Insert Name] by all necessary corporate action.

          (v) The execution and delivery by [Insert Name] of, and performance by [Insert Name] of its obligations under each of the Transaction Documents to which it is a party, and compliance by [Insert Name] with all of the respective provisions thereof, and the issuance and sale of the Offered Securities will not (i) violate the certificate of incorporation or bylaws of [Insert Name], (ii) conflict with or constitute a breach of, or a default under, any agreement listed on a certificate of an officer of [Insert Name] as being the material agreements of [Insert Name] and its subsidiaries, (iii) to our knowledge, breach or otherwise violate any provision in any court or administrative order, writ, judgment or decree that names [Insert Name] and is specifically directed to any of its property or (iv) constitute a violation by [Insert Name] of any applicable provision of [Insert Jurisdiction] law, statute or regulation.

          (vi) Other than those already obtained, no consent, approval, authorization or order of, or filing with, any governmental agency or body or court of [Insert Jurisdiction] in connection with the consummation of the Transaction Documents by [Insert Name], except for such consents, approvals, authorizations, orders or filings the failure of which to obtain or make would not result in a Material Adverse Effect.

          (vii) To our knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against, [Insert Name] that (i) has caused us to conclude that such action, suit, proceeding or investigation is required to be described in the Offering Document but is not so described or (ii) would be reasonably likely to adversely affect the consummation of the Recapitalization.

          (viii) The choice of New York law to govern the Operative Documents constitutes a valid choice of law insofar as the law of [Insert Jurisdiction] is concerned. The submission by [Insert Name] to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York (a "New York Court") is a valid submission insofar as the law of the [Insert Jurisdiction] is concerned.

          (ix) Neither [Insert Name] nor any of its property have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of [Insert Jurisdiction].

          (x) In a suit on the merits brought before [Insert Jurisdiction] court, a [Insert Jurisdiction] court will respect and enforce the agreement of the parties as to judgment currency.